Exhibit 4(c)

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                      AMERICAN ELECTRIC POWER COMPANY, INC.

                                       AND

                              THE BANK OF NEW YORK,

                                   as Trustee

                          Second Supplemental Indenture

                             Dated as of May 1, 2001

                                       To

                                    Indenture

                             Dated as of May 1, 2001

                     5.50% Putable Callable Notes, Series B

                          Putable Callable May 15, 2003

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     SECOND SUPPLEMENTAL INDENTURE, dated as of May 1, 2001 (this "Second
Supplemental Indenture"), between AMERICAN ELECTRIC POWER COMPANY, INC., a corporation duly organized and existing under the laws of the State of New York (hereinafter sometimes referred to as the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (hereinafter sometimes referred to as the "Trustee") under the Indenture, dated as of May 1, 2001 between the Company and the Trustee (the "Original Indenture"). The Original Indenture, as

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previously supplemented and as to be supplemented from time to time, including by this Second Supplemental Indenture, is hereafter referred to as the "Indenture."

                                   WITNESSETH:

     WHEREAS, the Company has executed and delivered the Original Indenture to the Trustee to provide for the issuance of unsecured promissory notes or other evidences of indebtedness (the "Securities") in an unlimited aggregate principal amount, to be issued from time to time in one or more series as provided in the Original Indenture;

     WHEREAS, pursuant to the terms of the Original Indenture, the Company desires to provide for the establishment of a new series of its Securities (said series being hereinafter referred to as the "Series B Notes"), the form and substance of such Series B Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Second Supplemental Indenture; and

     WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this Second Supplemental Indenture, and all requirements necessary to make this Second Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Series B Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

     NOW THEREFORE, in consideration of the purchase and acceptance of the Series B Notes by the holders thereof, and for the purpose of setting forth, as provided in the Original Indenture, the form and substance of the Series B Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                  ARTICLE One

               GENERAL TERMS AND CONDITIONS OF THE SERIES B NOTES

     Section 1.01. There shall be and is hereby authorized a series of Securities under the Original Indenture designated the "5.50% Putable Callable Notes, Series B, Putable Callable May 15, 2003", in the initial aggregate principal amount of $250,000,000, which amount shall be as set forth in the Company Order for the authentication and delivery of the Series B Notes pursuant to Section 2.04 of the Original Indenture.

     Section 1.02. The Series B Notes will mature and the principal thereof will be due and payable, together with all accrued and unpaid interest thereon, on May 15, 2013; provided, however, that this scheduled maturity date shall be extended if there is a Floating Rate Period, in which case the Series B Notes will mature on the tenth

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anniversary of the Floating Period Termination Date, in which case the Series B
Notes will mature not later than May 15, 2014.

     Section 1.03. (a) The Series B Notes shall bear interest as provided in the form of Security attached as Appendix A hereto.

     (b) The amount of interest payable on the Series B Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months, except that the interest accruing during the Floating Rate Period, if any, will be computed on the basis of the actual number of days in such period over a 360-day year.

     (c) Subject to any terms of the Series B Notes issued as Global Notes, payment of the principal of (and premium, if any) and interest on the Series B Notes will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts and in immediately available funds; provided, however, that at the option of the Company payment of interest may be made by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Security Registrar at least 10 days prior to the relevant payment date or by check in New York Clearinghouse Funds mailed to the address of the person entitled thereto as such address shall appear in the Security Register; provided, further, for so long as the Series B Notes are listed on the Luxembourg Stock Exchange, payment may be made in Luxembourg, initially at the corporate trust office of Kredietbank S.A., Luxembourgoise, as Luxembourg paying agent.

     Section 1.04. In certain circumstances described in the form of Security attached as Appendix A hereto, the Trustee will be required, for and on behalf of the Holders of the Series B Notes, to exercise the option to put the Series B Notes to the Company. The Put Option referred to in the form of Security attached as Appendix A hereto shall be exercised by the Trustee by the delivery to the Company by hand or facsimile transmission of the form of notification attached hereto as Appendix D.

     Section 1.05. The Series B Notes shall be unsecured and unsubordinated obligations of the Company ranking pari passu with all other unsecured and unsubordinated indebtedness of the Company.

     Section 1.06. The Series B Notes shall not be subject to any sinking fund provision.

     Section 1.07. The Company shall be subject to the provisions described under "Restrictive Covenants" in the form of Security attached as Appendix A hereto.

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                                  ARTICLE Two

          REDEMPTION OF THE SERIES B NOTES AT THE OPTION OF THE COMPANY

     Section 2.01. (a) (a) The Company shall have the right to redeem the Series B Notes as set forth under "Redemption - Post-Coupon Reset Optional Redemption" in the form of Security attached as Appendix A hereto.

     (b) The Company shall have the right to redeem the Series B Notes as set forth under "Redemption - Redemption For Tax Reasons" in the form of Security attached as Appendix A hereto.

     (c) Any redemption pursuant to this Section will be made upon not less than 30 nor more than 60 days' notice. If the Series B Notes are only partially redeemed pursuant to paragraph (a) of this Section, the Notes will be redeemed by lot or in such other manner as the Trustee shall deem fair and appropriate in its discretion; provided, that if at the time of redemption, the Series B Notes are represented by a Global Note, the Depository shall determine by lot the principal amount of such Series B Notes held by each Series B Noteholder to be redeemed.

                                 ARTICLE Three

                              FORM OF SERIES B NOTE

     Section 3.01. (a) The Series B Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the form of Appendix A hereto.

     (b) The terms and provisions of the Series B Notes as set forth in Appendix A hereto are hereby incorporated in and expressly made part of this Second Supplemental Indenture.

                                  ARTICLE Four

                            MISCELLANEOUS PROVISIONS

     Section 4.01. Except as otherwise expressly provided in this Second Supplemental Indenture or in the form of Security attached as Appendix A hereto or otherwise clearly required by the context hereof or thereof, all capitalized terms used and not defined herein or in said form of Security that are defined in the Original Indenture shall have the meanings assigned to them in the Original Indenture.

     Section 4.02. The Trustee will acknowledge the assignment by the Company of the Call Option to UBS AG, London Branch by providing a letter substantially in the form of Appendix B hereto.

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     Section 4.03. UBS Warburg LLC shall acknowledge its appointment as
Calculation Agent by providing a letter substantially in the form of Appendix C hereto.

     Section 4.04. The Bank of New York is hereby appointed the Paying Agent and Security Registrar in the United States for the Series B Notes. In addition, as long as the Series B Notes are listed on the Luxembourg Stock Exchange, the Company will maintain a paying agent and transfer agent in Luxembourg. The Company's initial paying agent and transfer agent in Luxembourg shall be Kredietbank S.A., Luxembourgoise, currently located at 43 Boulevard Royal, L-2955 Luxembourg.

     Section 4.05. The Company and the Trustee shall not enter into any supplemental indenture pursuant to the Original Indenture that would modify, amend or eliminate any provision of the Series B Notes that materially adversely affects the interest of the Callholder or the Calculation Agent without the prior written consent of the Callholder or the Calculation Agent, as the case may be. The Trustee, subject to the provisions of Section 7.01 of the Original Indenture, shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Section 4.05 is authorized or permitted by, and conforms to, the terms of this Section 4.05 and that it is proper for the Trustee under the provisions of this Section 4.05 to join in the execution thereof.

     Section 4.06. The recitals contained in this Second Supplemental Indenture shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

     Section 4.07. The Original Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.

     Section 4.08. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Second Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     Section 4.09. In case any provision in this Second Supplemental Indenture or in the Series B Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

     Section 4.10. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law except Section 5-1401 of the New York General Obligations Law.

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     Section 4.11. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental
Indenture to be duly executed as of the day and year first above written.

                             AMERICAN ELECTRIC POWER COMPANY, INC.


                             By: /s/ Geoffrey S. Chatas
                                 ----------------------------------------------
                                 Name: Geoffrey S. Chatas
                                 Title: Assistant Treasurer


                             THE BANK OF NEW YORK, as Trustee, Paying Agent and Securities Registrar


                             By: /s/ Paul Schmalzel
                                 -----------------------------------------------
                                 Name:Paul Schmalzel
                                 Title: Vice President


                                                                      APPENDIX A

                               (FORM OF SECURITY)

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined herein) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein. Except as otherwise provided in Section 2.11 of the Indenture, this Security may be transferred, in whole but not in part, only to another nominee of DTC or to a successor Depository or to a nominee of such successor Depository.

No. P-1

                      AMERICAN ELECTRIC POWER COMPANY, INC.

                     5.50% Putable Callable Note, Series B,
                          Putable Callable May 15, 2003

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CUSIP: 025537AB7                                                    $250,000,000

Scheduled Maturity Date: May 15, 2013
Initial Interest Rate:     5.50%
Initial Coupon Reset Date: May 15, 2003
Initial Interest Payment Dates: May 15 and November 15

     American Electric Power Company, Inc, a corporation duly organized and existing under the laws of the State of New York (herein referred to as the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [ ] MILLION DOLLARS ($ ) on the Scheduled Maturity Date, provided, however, in the event the Company exercises its Floating Period Option, the maturity date of the Securities of this series will be extended to the tenth anniversary of the Floating Period Termination Date, in which case the Securities of this series will mature not later than May 15, 2014 (the "Maturity Date"), and to pay interest on said principal sum semi-annually on each Initial Interest Payment Date commencing November 15, 2001, at the Initial Interest Rate per annum, during the period from and including the date of issuance to but excluding the Initial Coupon Reset Date. After the Initial Coupon Reset Date, interest will be payable at the rate determined by the Calculation Agent in accordance with the procedures set forth herein, under the caption "Tender of the Securities of this Series; Remarketing" until the principal hereof is paid or made available for payment. The interest on the Securities of this series accruing from the Initial Coupon Reset Date (if such date is not the Floating Rate Coupon Reset Date) or from the Floating Period Termination Date (if the Initial Coupon Reset Date is the Floating Rate Coupon Reset Date) will be payable semi-annually on each day that is a six-month anniversary of such date (such days, the "Floating Rate Interest Payment Dates", and the Initial Interest Payment Dates to and including the Initial Coupon Reset Date, are sometimes referred to as the "Interest Payment Dates"). The interest accruing during any Floating Rate Reset Period will be payable on the next following Reference Rate Reset Date if such date is a Business Day or, if not, then on the next following Business Day. Interest payments will be in the amount of interest accrued from and including the date of issuance or the next preceding date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date, redemption date or maturity date, as the case may be. In the event that any Interest Payment Date or other payment date is not a Business Day, then payment of interest or principal payable on such date will be made on the next succeeding day which is a Business Day and no interest shall accrue in respect of the amounts which payment is so delayed for the period from and after such Interest Payment Date or other payment date, except that, in the case of an Interest Payment Date or other payment date occurring during the Floating Rate Period, interest on the principal which payment has been so delayed or with respect to which the interest payment has been so delayed will continue to accrue until the next succeeding Business Day. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest, which, as long as the Securities of this series are issued as a Global Security, shall be the Business Day immediately

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preceding the corresponding Interest Payment Date, provided that interest payable on the Maturity Date or any redemption date shall be paid to the person to whom principal is paid.

     Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     Reference is hereby made to the further provisions of this Security set forth herein, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                          AMERICAN ELECTRIC POWER
                                               COMPANY, INC.


                                          By:
                                               ---------------------------------
                                               Name: Geoffrey S. Chatas
                                               Title: Assistant Treasurer


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated in accordance with, and referred to in, the within-mentioned Indenture.

Dated: May 10, 2001                       THE BANK OF NEW YORK, as Trustee


                                          By:
                                             -----------------------------------
                                                    Authorized Signatory


                      AMERICAN ELECTRIC POWER COMPANY, INC.

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                     5.50% Putable Callable Notes, Series B
                          Putable Callable May 15, 2003

     This Security is one of a duly authorized issue of securities of the Company (the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 1, 2001 (the "Original Indenture"), as previously supplemented and as to be supplemented by a second supplemental indenture, dated as of May 1, 2001 (the "Second Supplemental Indenture" and the Original Indenture, as so supplemented, the "Indenture"), between the Company and The Bank of New York, a New York banking corporation, as trustee (the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a Global Security representing the aggregate principal amount of the Company's Series B Notes set forth herein. The Securities of the series of which this Global Security is a part shall be issued in the initial aggregate principal amount of $250,000,000.

     Any capitalized term used herein and not otherwise defined shall have the meaning ascribed to such term under the caption "Definitions" below.

     The Company has assigned to UBS AG, London Branch, as Callholder, the option to purchase the Securities of this series on May 15, 2003 from the Holders, in whole but not in part (the "Call Option"), in exchange for an amount equal to the Call Price (as defined below). The Callholder may at any time assign its rights and obligations under the Call Option; provided that (i) such rights and obligations are assigned in whole and not in part, and (ii) such assigning Callholder provides the Company (unless the Company is a participant in the assignment) and the Trustee with written notice of such assignment contemporaneously with such assignment. Upon receipt of such notice of assignment, the Trustee shall treat the assignee as the Callholder for all purposes hereunder. A Callholder may assign its rights under the Call Option without notice to, or consent of, the Holders of the Securities of this series.

     If the Callholder elects to remarket the Securities of this series, except in the limited circumstances described herein, (i) the Securities of this series will be subject to mandatory tender to the Callholder, on the terms and subject to the conditions described herein, and (ii) on and after any Coupon Reset Date, the Securities of this series will bear interest at the applicable rate determined by the Calculation Agent in accordance with the procedures set forth herein.

Tender of the Securities of this Series; Remarketing

     Call Option

     On a Business Day not earlier than 20 Business Days prior to the Initial Coupon Reset Date, and not later than 4:00 p.m., New York City time, on the 15th Business Day prior to the Initial Coupon Reset Date, the Callholder will notify the

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Company and the Trustee in writing as to whether it elects to purchase the
Securities of this series for remarketing. If the Callholder so elects, the Securities of this series will be subject to mandatory tender, and will be deemed tendered, to the Callholder for purchase and remarketing, and the Callholder will be obligated to purchase and remarket the Securities of this series on the Initial Coupon Reset Date and, if the Company exercises its Floating Period Option, on the Floating Period Termination Date, in accordance with the terms and subject to the conditions described herein; provided, however that if the Initial Coupon Reset Date or Floating Period Termination Date is not a Business Day, the foregoing actions will be taken on the next succeeding Business Day.

     On the Fixed Rate Coupon Reset Date, the Securities of this series will be remarketed by the Callholder at a fixed rate of interest equal to the Interest Rate to Maturity. If the Callholder elects to purchase the Securities of this series for remarketing and if the Company exercises its Floating Period Option, the maturity of the Securities of this series will be automatically extended to the tenth anniversary of the Floating Period Termination Date. If the Company so elects, the Securities of this series will bear interest at the Floating Period Interest Rate until the Floating Period Termination Date, at which time the Securities of this series will be remarketed at a fixed rate of interest equal to the Interest Rate to Maturity, unless the Company is required to redeem the Securities of this series.

     The call price of the tendered Securities of this series will be equal to 100% of their aggregate principal amount on the Initial Coupon Reset Date, or the Dollar Price on the Floating Period Termination Date (the "Call Price"). In the event of exercise of the Call Option, then (i) not later than 12:00 noon, New York City time, on the Initial Coupon Reset Date or the Floating Period Termination Date, as the case may be, the Callholder will deliver the applicable Call Price in immediately available funds to the Trustee for payment of the Call Price on that Coupon Reset Date and (ii) the Holders of the Securities of this series will be required to deliver the Securities of this series to the Callholder against payment therefor on that Coupon Reset Date through the facilities of DTC; provided, however, that if any Coupon Reset Date is not a Business Day the actions required by the foregoing clauses shall be taken on the next succeeding Business Day.

     If the Callholder elects to exercise the Call Option, the obligation of the Callholder to pay the Call Price and the corresponding obligation of the Holders to deliver the Securities of this series to the Callholder is subject to the automatic termination events described below.

     Automatic Termination

     The Call Option will automatically and immediately terminate without any further action by the Callholder, the Company or the Trustee, and the Trustee will exercise on the applicable Coupon Reset Date the Put Option for and on behalf of the Holders as set forth herein, upon the occurrence of any one or more of the following events:

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     (i) at any time, an Event of Default with respect to the Securities of this series under Section 6.01(a)(1), (2), (4) or (5) of the Original Indenture;

     (ii) if the Call Notice has been timely given, then after the fourth Business Day prior to a Coupon Reset Date until 12:00 p.m. New York City time on such Coupon Reset Date (or if such Coupon Reset Date is not a Business Day, then until such time on the next succeeding Business Day), a Market Disruption Event shall have occurred and the effect of such event is such as to make it impracticable, in the reasonable judgment of the Callholder set forth in a written notice given to the Company and the Trustee, to remarket the Securities of this series at a fixed rate or floating rate or to enforce contracts for the sale of the Securities of this series;

     (iii) if the Call Notice has been timely given, no Reference Corporate Dealer or Reference Money Market Dealer, as the case may be, shall have provided a timely Fixed Rate Bid or Floating Rate Bid, as the case may be, for the Securities of this series in the manner described under the "Determination of Applicable Interest Rate" section herein;

     (iv) at any time, a legal defeasance or covenant defeasance with respect to the Securities of this series shall have occurred; or

     (v) at any time, a redemption of the Securities of this series pursuant to
Section 2.01(b) of the Second Supplemental Indenture.

     Optional Termination

     The Call Option will immediately terminate upon the election of the Callholder set forth in a written notice given to the Company and the Trustee following the occurrence of any one or more of the following events at any time:

     (i) an Event of Default with respect to the Securities of this series under
Section 6.01(a)(3) of the Original Indenture;

     (ii) any or all of the Securities of this series shall have been purchased by the Company prior to the Initial Coupon Reset Date;

     (iii) (A) an event of default with respect to any senior indebtedness of the Company (having a principal amount of $50,000,000 or more) other than the Securities of this series (as such event of default is defined in any note, indenture, credit agreement, or other similar document relating to such senior indebtedness) which shall have resulted in such senior indebtedness becoming due and payable under such document before it would otherwise have been due and payable, or (B) a default in making any payment on the due date thereof under any one or more of such notes, agreements, documents or instruments relating to senior indebtedness of the Company (having a principal amount of $50,000,000 or more) other than the Securities of this series (after giving effect to any applicable notice requirement or grace period);

     (iv) at any time on or prior to the Initial Coupon Reset Date (or if the Initial Coupon Reset Date is not a Business Day, then at any time on or prior to the next succeeding Business Day), the Company or any unsecured and unsubordinated debt issued or guaranteed by the Company is either (i) rated less than Baa3 by Moody's Investors Services, Inc. ("Moody's") and less than BBB- by Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"); (ii) rated less than Baa3 by Moody's or less than BBB- by S&P if rated by only one of such rating agencies; or (iii) not rated by either Moody's or S&P;

     (v) due to the adoption of, or any change in, any applicable law after the date of the issuance of the Securities of this series, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful for the Company or the Callholder to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of a swap agreement (as defined in the United States Bankruptcy Code);

     (vi) the Securities of this series are not maintained in book-entry form with DTC or any successor thereto; or

     (vii) without the prior written consent of the Callholder, the Indenture shall have been amended in any manner, or otherwise contain any provision not contained therein as of the date hereof, that in either case in the reasonable judgment of the Callholder materially changes the nature of the Securities of this series or the remarketing procedures relating thereto.

     The Company will promptly notify the Trustee in writing of any termination of the Call Option.

     No Holder shall have any rights or claims against the Callholder as a result of the Callholder purchasing or not purchasing the Securities of this series.

     If the Callholder elects to exercise the Call Option, on the applicable Coupon Reset Date, or if such Coupon Reset Date is not a Business Day, on the next succeeding Business Day, the Callholder will sell the aggregate principal amount of the Securities of this series at the Dollar Price to the Reference Corporate Dealer or to the Reference Money Market Dealer, whichever is applicable, providing the lowest Fixed or Floating Rate Bid, in the case of the Initial Coupon Reset Date, or the lowest Fixed Rate Bid, in the case of the Floating Period Termination Date. If the lowest applicable Bid is submitted by two or more of the applicable Reference Dealers, the Callholder will sell the Securities of this series to one or more of such Reference Dealers, as it will determine in its sole discretion.

     If the Call Option has not been exercised, or in the event the Callholder is not required or fails to deliver the Call Price to the Trustee by 12:00 noon, New York City time on the relevant Coupon Reset Date, or if such Coupon Reset Date is not a Business Day on the next succeeding Business Day, the Company will be required to redeem all of the Securities of this series on the applicable Coupon Reset Date at a price equal to 100% of their aggregate principal amount, plus accrued and unpaid interest, if any, if such Coupon Reset Date is the Initial Coupon Reset Date, or at the Dollar Price, plus accrued and unpaid interest, if any, if such Coupon Reset Date is the Floating Period Termination Date in accordance with the procedures set forth under the section "Put Option" herein.

     Put Option

     If the Call Option has not been exercised, or in the event the Callholder is not required or fails to deliver the Call Price to the Trustee by 12:00 noon, New York City time, on the relevant Coupon Reset Date, or if such Coupon Reset Date is not a Business Day at such time on the next succeeding Business Day, the Trustee will be required for and on behalf of the Holders of the Securities of this series to exercise the option to put the Securities of this series to the Company pursuant to the terms hereof ("Put Option"). Upon exercise of the Put Option, the Company will be required to redeem all of the Securities of this series on the applicable Coupon Reset Date at a redemption price equal to 100% of the aggregate principal amount of the Securities of this series, if such Coupon Reset Date is the Initial Coupon Reset Date, or at the Dollar Price, if such Coupon Reset Date is the Floating Period Termination Date (in each case, the "Put Redemption Price"). The Put Option will be exercised automatically by the Trustee, for and on behalf of the Holders, if the Call Option has not been exercised, or in the event the Callholder is not required or fails to deliver the Call Price to the Trustee as aforesaid. If the Trustee exercises the Put Option, the Company will deliver the Put Redemption Price to the Trustee, together with the accrued and unpaid interest due on the applicable Coupon Reset Date, by no later than 2:00 p.m., New York City time, on such Coupon Reset Date, or if such Coupon Reset Date is not a Business Day at such time on the next succeeding Business Day, and the Holders of the Securities of this series will be required to deliver the Securities of this series to the Company against payment therefor on such Coupon Reset Date through the facilities of DTC. No Holder of any Security of this series or any interest therein has the right to consent or object to the Trustee's duty to exercise the Put Option. Notwithstanding anything herein to the contrary, the failure of the Trustee to exercise the Put Option shall not affect the obligation of the Company, which is absolute and unconditional, to redeem the Securities of this series on the applicable Coupon Reset Date if the Call Option has not been exercised, or in the event the Callholder is not required or fails to deliver the Call Price to the Trustee as aforesaid, and no Holder of any Security of this series shall have any claim against the Trustee for its failure to exercise the Put Option.

     Determination of Applicable Interest Rate

     From and after the issuance date to but excluding the Initial Coupon Reset Date and from and after the Fixed Rate Coupon Reset Date to but excluding the Maturity Date, interest shall accrue on the basis of a 360-day year of twelve 30-day months.

     If the Callholder elects to purchase the Securities of this series, then by 3:30 p.m., New York City time, on the third Business Day immediately preceding the applicable Coupon Reset Date, the Calculation Agent will determine either (a) the Floating Rate Spread, in the case of the Initial Coupon Reset Date where the Company has elected to exercise its Floating Period Option, or (b) the Interest Rate to Maturity, to the nearest one hundredth of one percent per annum, unless the Company is required to redeem the Securities of this series. Each Floating Period Interest Rate will equal the sum of the Reference Rate and the Floating Rate Spread, and the Interest Rate to Maturity will equal the sum of the Base Rate and the Applicable Spread. Both the Floating Rate Spread and the Applicable Spread will be based on the Dollar Price of the Securities of this series. The Floating Period Interest Rate, the Interest Rate to Maturity and the Dollar Price for the Securities of this series as announced by the Calculation Agent, absent manifest error, will be binding and conclusive upon the beneficial owners of the Securities of this series, the Company and the Trustee.

     Following the Callholder's election to purchase the Securities of this series in connection with the Initial Coupon Reset Date, but prior to the Floating Period Notification Date, which will be the fourth Business Day prior to the Initial Coupon Reset Date, the Company may elect, by notice to the Callholder and the Trustee, to exercise its Floating Period Option. If the Company so elects, the Securities of this series will bear interest at the Floating Period Interest Rate until the Floating Period Termination Date, which will be the earlier of May 15, 2004, or the date which otherwise would be the first Reference Rate Reset Date following the Floating Period Termination Notification Date. The Floating Period Termination Notification Date will be at least four Business Days prior to such Reference Rate Reset Date. In the event that the Company exercises its Floating Period Option, the maturity date of the Securities of this series will be extended to the tenth anniversary of the Floating Period Termination Date, in which case the Securities of this series will mature not later than May 15, 2014. The amount of interest payable for each day that the Securities of this series are outstanding during the Floating Rate Period will be calculated by dividing the Floating Period Interest Rate in effect for such day by 360 and multiplying the result by the Dollar Price. The amount of interest payable for any Floating Rate Reset Period will be calculated by adding the interest payable for each day in the Floating Rate Reset Period.

     As long as the Securities of this series are listed on the Luxembourg Stock Exchange ("LSE"), (i) the Company shall notify LSE, not later than five Business Days prior to the Scheduled Maturity Date, of any extension of maturity and (ii) the Calculation Agent shall notify LSE of the Floating Period Interest Rate for any Floating Rate Period no later than the first day of such period.

     If the Callholder has exercised the Call Option, the Company and the Calculation Agent will complete the following steps in order to determine each Coupon Reset Rate. The Company and the Calculation Agent will use reasonable efforts to cause the actions set forth below to be completed in as timely a manner as possible.

     (a) The Company will provide the Calculation Agent with a list, no later than five Business Days prior to the applicable Coupon Reset Date, containing the names and addresses of up to five Reference Corporate Dealers or Reference Money Market Dealers, as the case may be, from which it would like the Calculation Agent to obtain Fixed Rate Bids or Floating Rate Bids, as the case may be, for the purchase of the Securities of this series.

     (b) Within one Business Day following receipt by the Calculation Agent of the dealer list referred to above, the Calculation Agent will provide to each dealer on that list: (i) a copy of the prospectus dated April 19, 2001 and a copy of the prospectus supplement dated May 4, 2001 relating to the offering of the Securities of this series; (ii) a copy of the form of the Securities of this series; and (iii) a written request that each dealer submit a Fixed Rate Bid or Floating Rate Bid, as the case may be, to the Calculation Agent by 3:30 p.m., New York City time ("Bid Deadline"), on the third Business Day prior to the applicable Coupon Reset Date ("Bid Date"). Each dealer will be provided with:
(i) the name of the Company; (ii) an estimate of the Dollar Price; (iii) the principal amount and maturity of the Securities of this series; and (iii) the method by which interest will be calculated on the Securities of this series.

     (c) Following receipt of the bids, the Calculation Agent will provide written notice to the Company of: (i) the name of each of the dealers from whom the Calculation Agent received bids on the Bid Date; (ii) the bid submitted by each of those dealers; and (iii) the Dollar Price.

     (d) Immediately after calculating the Dollar Price and the Coupon Reset Rate or Rates, the Calculation Agent will provide written notice thereof to the Company, the Trustee and the dealer submitting the lowest applicable bid.

     Settlement

     In the event that the Securities of this series are purchased by the Callholder, the Callholder will pay to the Trustee, in same day funds not later than 12:00 noon, New York City time, on the Initial Coupon Reset Date, or if such Coupon Reset Date is not a Business Day at such time on the next succeeding Business Day, an amount equal to 100% of the aggregate principal amount of the Securities of this series, or on the Floating Period Termination Date, an amount equal to the Dollar Price.

     On any such Coupon Reset Date, or if such Coupon Reset Date is not a Business Day on the next succeeding Business Day, the Callholder will cause the Trustee to make payment of the purchase price for the tendered Securities of this series that have been purchased for remarketing by the Callholder to DTC for payment to the DTC Participant of each tendering beneficial owner of Securities of this series. This payment will be made against delivery through DTC of the beneficial owner's Securities of this series by book-entry through DTC by the close of business on the Coupon Reset Date, or if such Coupon Reset Date is not a Business Day, on the next succeeding Business Day.

     The Company will make, or cause the Trustee to make, payment of interest to DTC for payment to the DTC Participant of each beneficial owner of the Securities of this series, due on a Coupon Reset Date by book-entry through DTC, by the close of business on such Coupon Reset Date, or if such Coupon Reset Date is not a Business Day on the next succeeding Business Day.

     The transactions described above will be executed on the applicable Coupon Reset Date, through DTC, or if such Coupon Reset Date is not a Business Day on the next succeeding Business Day, in accordance with the procedures of DTC, and the accounts of the respective Participants will be debited and credited, and the Securities of this series delivered by book-entry as necessary to effect the purchases and sales thereof.

     All payments of principal and interest in respect of the Securities of this series in book-entry form will be made in immediately available funds. The Securities of this series will trade in DTC's Same-Day Funds Settlement System until the Scheduled Maturity Date, as it may be extended, or the redemption date, as the case may be, or until the Securities of this series are issued in certificated form.

     The tender and settlement procedures described above, including the provisions for payment to selling beneficial owners of tendered Securities of this series, or for payment by the purchasers of Securities of this series, in a remarketing, may be modified to the extent required by DTC or, if the book-entry system is no longer available for the Securities of this series at the time of a remarketing, to the extent required to facilitate the tendering and remarketing of Securities of this series in certificated form. In addition, the Callholder may modify the settlement procedures set forth above in order to facilitate the settlement process.

     Initially the Securities of this series will be issued in the form of a Global Security in an aggregate principal amount equal to all outstanding Securities of this series registered in the name of Cede & Co. (as nominee for The Depository Trust Company ("DTC"), the initial securities depositary for the Securities of this series), and may bear such legends as DTC may reasonably request. So long as the Securities of this series are held solely in global form, the regular record date shall be the Business Day immediately preceding the relevant Interest Payment Date; if the Securities of this series are registered in the names of additional Holders, the Company shall have the right to select a regular record date for such Securities of this series, which shall be at least one Business Day but not more than 60 Business Days prior to the relevant Interest Payment Date. So long as the Securities of this series are outstanding in global form registered in the name of DTC or its nominee, all payments of principal (and premium, if any) and interest will be made by the Company in immediately available funds. In case the Company shall be required to repurchase the Securities of this series held by DTC or its nominee, payment will be made by the Company by book entry through DTC by 2 p.m. New York City time, on the applicable Coupon Reset Date against delivery through DTC of such Securities of this series.

     As long as DTC or its nominee (or a custodian thereof) holds a certificate representing the Securities of this series in the book-entry system of DTC, no certificates for the Securities of this series will be delivered to any beneficial owner. In addition, the Company agrees to (1) use its reasonable best efforts to maintain the Securities of this series in book-entry form with DTC or any successor thereto, and to appoint a successor depositary to the extent necessary to maintain the Securities of this series in book-entry form, and (2) except as otherwise described herein, waive any discretionary right it otherwise has under the Indenture to cause the Securities of this series to be issued in certificated form.

     The Calculation Agent

     The Company shall appoint a calculation agent with respect to the Securities of this series (the "Calculation Agent"), which initially shall be UBS Warburg LLC. The Calculation Agent shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in such capacity in reliance upon any certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communication reasonably believed by it to be genuine. Any order, certificate, affidavit, instruction, notice, request, direction, statement or other communication from the Company made or given by it and sent, delivered or directed to the Calculation Agent under, pursuant to, or as permitted by, any provision of the Indenture shall be sufficient for purposes of the Indenture if such communication is in writing and signed by any officer or attorney-in-fact of the Company. The Calculation Agent may consult with counsel satisfactory to it, and the advice of such counsel shall constitute full and complete authorization and protection of such Calculation Agent with respect to any action taken, omitted to be taken or suffered by it hereunder in good faith and in accordance with and in reliance upon the advice of such counsel.

     The Calculation Agent, in its individual capacity, may, as if it were not the Calculation Agent, (i) buy, sell, hold and deal in Securities of this series and may exercise any vote or join in any action which any Holder of Securities of this series may be entitled to exercise or take or (ii) engage in any financial or other transaction with the Company or any of its subsidiaries.

     In acting in connection with the Securities of this series, the Calculation Agent shall be obligated only to perform such duties as are specifically set forth herein, and no other duties or obligations on the part of the Calculation Agent, in its capacity as such, shall be implied by the Indenture. In acting under the Indenture, the Calculation Agent in its capacity as such does not assume any obligation towards, or any relationship of agency or trust for or with, the Holders of the Securities of this series.

     The Calculation Agent may resign at any time as Calculation Agent, such resignation to be effective 10 Business Days after the delivery to the Company and the Trustee of written notice of such resignation. In such case, the Company shall appoint a successor Calculation Agent. In addition, the Company may at any time remove the existing Calculation Agent and appoint a successor Calculation Agent if Reasonable Cause exists at such time by giving written notice to the existing Calculation Agent and the Trustee and specifying the date when the termination shall become effective. "Reasonable Cause" shall mean the failure or inability of the existing Calculation Agent to perform any obligations it may have hereunder for any reason.

     Any successor Calculation Agent appointed by the Company shall execute and deliver to the predecessor Calculation Agent, the Company and the Trustee an instrument accepting such appointment and thereupon the successor Calculation Agent shall, without any further act or instrument, become vested with all the rights, immunities, duties and obligations of the initial Calculation Agent, with like effect as if originally named as initial Calculation Agent hereunder, and the predecessor Calculation Agent shall thereupon be obligated to deliver, and the successor Calculation Agent shall be entitled to receive, copies of any available records maintained by the predecessor Calculation Agent in connection with the performance of its obligations hereunder. The Company shall notify the Trustee in writing upon any such appointment.

     The Company shall indemnify and hold harmless the Calculation Agent and any successor thereof, and its officers and employees, from and against all actions, claims, damages, liabilities, losses and reasonable expenses (including reasonable legal fees and reasonable disbursements) relating to or arising out of actions or omissions of the Calculation Agent hereunder, except actions, claims, damages, liabilities, losses and expenses caused by the bad faith, gross negligence or willful misconduct of the Calculation Agent or its officers or employees. This paragraph shall survive the termination of the Indenture and the payment in full of all obligations under the Securities of this series, whether by redemption, repayment or otherwise.

     Notwithstanding any other provision of the Indenture, the rights and obligations of the Calculation Agent hereunder are those of the Calculation Agent and its legal successors. Any entity into which the Calculation Agent may be merged, converted or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Calculation Agent may be a party, or any entity to which the Calculation Agent may sell or otherwise transfer all or substantially all of its business, shall, to the extent permitted by applicable law, automatically succeed the Calculation Agent.

Payment of Additional Amounts

     The Company will, subject to the limitations set forth below, pay as additional interest on the Securities of this series, such additional amounts as are necessary in order that the net payment by the Company or the paying agent of the principal of and interest on the Securities of this series to a Holder who is a Non-U.S. Holder, after deduction for any present or future tax, assessment or other governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in the Securities of this series to be then due and payable ("Additional Amounts"); provided, however, that the foregoing obligation to pay Additional Amounts shall not apply:

     (i) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the Holder, or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

          (A) being or having been present or engaged in trade or business in the United States or having had a permanent establishment in the United States;

          (B) having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

          (C) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax;

          (D) being or having been a "10-percent shareholder" of the Company as defined in Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended, or any successor provision; or

          (E) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

     (ii) to any holder that is not the sole beneficial owner of the Securities of this series, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

     (iii) to any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States, or otherwise with respect to the status, of the Holder or beneficial owner of the Securities of this series (or any beneficiary, settlor, beneficial owner or member thereof), if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party, or by any official interpretation or ruling promulgated pursuant to any of the foregoing, as a precondition to exemption from such tax, assessment or other governmental charge;

     (iv) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Company or the paying agent from the payment;

     (v) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 30 days after the payment becomes due or is duly provided for, whichever occurs later;

     (vi) to any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or similar tax, assessment or other governmental charge;

     (vii) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any

Securities of this series, if such payment can be made without such withholding by any other paying agent; or

     (viii) in the case of any combination of items (i), (ii), (iii), (iv), (v),
(vi) or (vii).

     The Securities of this series are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided by the provisions of this Security, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

     In particular, the Company will not pay any Additional Amounts on any Securities of this series:

     (i) where withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 or any law implementing or complying with, or introduced in order to conform to, that Directive, or

     (ii) presented for payment by or on behalf of a beneficial owner who would have been able to avoid the withholding or deduction by presenting the relevant Series B Note to another paying agent in a member state or the European Union.

Redemption

     Post-Coupon Reset Optional Redemption

     If the Callholder elects to remarket the Securities of this series on a Coupon Reset Date, the Securities of this series will be subject to mandatory tender to the Callholder for remarketing on such date, subject to the conditions described herein under "Tender of Securities of this Series; Remarketing."

     After the Fixed Rate Coupon Reset Date, the Securities of this series are redeemable, in whole or in part, at any time, at the Company's option, at a Redemption Price equal to the greater of: (i) 100% of the principal amount of the Securities of this series then outstanding to be redeemed, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Optional Redemption Treasury Rate plus 20 basis points, plus in each case accrued interest thereon to the redemption date. The Company will mail notice of redemption at least 30 days but not more than 60 days before the applicable redemption date to each holder of the Securities of this series to be redeemed. If the Company elects to partially redeem the Securities of this series, the Securities of this series will be redeemed by lot or in such other manner as the Trustee shall deem fair and appropriate in its discretion, provided, that if at the time of redemption, the Securities of this Series are represented by a Global Security, the Depository shall determine by lot the principal amount of such Securities held by each holder to be redeemed. The redemption price determined by the Optional Redemption Independent Investment Banker, absent manifest error, shall be binding and conclusive upon the Holders of the Securities of this series, the Company and the Trustee. Notwithstanding Section
3.02 of the Original Indenture, the notice of such redemption need not set forth the redemption price but only the manner of calculation thereof. The Company shall give the Trustee notice of such redemption price immediately after the calculation thereof.

     Upon payment of the redemption price plus accrued and unpaid interest, if any, to the date of redemption, interest will cease to accrue on and after the applicable redemption date on the Securities of this series or portions thereof called for redemption.

     Redemption for Tax Reasons

     If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of the original issuance of the Securities of this series, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay Additional Amounts as described above with respect to Securities of this series, the Company may, at its option, redeem, as a whole, but not in part, the Securities of this series on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount together with interest accrued but unpaid thereon to the date fixed for redemption.

Restrictive Covenants

     Limitation upon Liens of Certain Subsidiaries

     For so long as any Securities of this series remain outstanding, the Company will not create or incur or allow any of its subsidiaries to create or incur any pledge or security interest on any of the capital stock of a Public Utility Subsidiary held by the Company or one of its subsidiaries or a Significant Subsidiary.

     For purposes of this covenant:

     (i) Public Utility Subsidiary means, at any particular time, a direct or indirect subsidiary of the Company that, as a substantial part of its business, distributes or transmits electric energy to retail or wholesale customers at rates or tariffs that are regulated by either a state or Federal regulatory authority.

     (ii) Significant Subsidiary means, at any particular time, any direct subsidiary of ours whose consolidated gross assets or consolidated gross revenues (having regard to the Company's direct beneficial interest in the shares, or the like, of that subsidiary) represent at least 25% of the Company's consolidated gross assets or consolidated gross revenues appearing in the most recent audited financial statement of the Company as of the date of determination.

     Limitation upon Mergers, Consolidations and Sale of Assets

     The provisions of Article Ten of the Indenture shall be applicable to the Securities of this series.

General

     Tax Treatment. By purchasing the Securities of this series, each Holder agrees (in the absence of an administrative determination or judicial ruling to the contrary) to follow the Company's treatment of the Securities of this series as fixed rate debt instruments that mature on the Initial Coupon Reset date for U.S. federal income tax purposes.

     Usury. The interest rate on the Securities of this series shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

     Defeasance. The Indenture contains provisions for defeasance of (a) the entire indebtedness evidenced by this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein; provided, however, the Securities of this series are not subject to defeasance on or before the Initial Coupon Reset Date.

     Events of Default. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     Amendment to Indenture; Waiver of Defaults. The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected by such supplemental indenture or indentures at the time outstanding voting as one class, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the Indenture, without the consent of the holder of each Security then outstanding and affected; (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, or reduce the percentage of Securities, the holders of which are required to waive any default and its consequences, without the consent of the holder of each Security then outstanding and affected thereby; or
(iii) modify any provision of Section 6.01(c) of the Original Indenture (except to increase the percentage of principal amount of Securities required to rescind and annul any declaration of amounts due and payable under the Securities), without the consent of the holder of each Security then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of the Holders of the Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and of any Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

     Obligations Unconditional. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the times, place and rates, and in the coin or currency, herein prescribed.

     Transfer and Exchange. This Security shall be exchangeable for Securities registered in the names of Persons other than the Depositary with respect to such series or its nominee only as provided in Section 2.05 of the Original Indenture. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in minimum denominations of $1,000 or any integral multiple of $1,000 over such minimum denomination. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Governing Law. This Security shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of law except Section 5-1401 of the New York General Obligations Law.

Definitions

     Set forth below are definitions of certain capitalized terms used herein.

     "Additional Amounts" means such amounts as are necessary in order that the net payment by the Company or the paying agent of the principal of and interest on the Securities of this series to a Holder who is a Non-U.S. Holder, after deduction for any present or future tax, assessment or other governmental change of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in the Securities of this series to be then due and payable.

     "Applicable Spread" means the lowest Fixed Rate Bid, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate for the Securities of this series obtained by the Calculation Agent by 3:30 p.m., New York City time, on the Fixed Rate Determination Date, from the Fixed Rate Bids quoted to the Calculation Agent by up to five Reference Corporate Dealers.

     "Base Rate" means 5.30%.

     "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

     "Calculation Agent" means the Calculation Agent appointed pursuant to the provisions set forth herein, initially UBS Warburg LLC.

     "Call Notice" means written notice by the Callholder to the Company and the Trustee that it elects to purchase the Securities of this series for remarketing on the Initial Coupon Reset Date.

     "Call Option" means the option of the Callholder which, if exercised, results in the obligation of the Callholder to purchase the Securities of this series for remarketing on the Initial Coupon Reset Date and, if the Company exercises its Floating

Period Option, to purchase the Securities of this series for remarketing on the Floating Period Termination Date, as more particularly described in the "Call Option" section in this Security.

     "Comparable Treasury Issues" for the Securities of this series means the U.S. Treasury security or securities selected by the Calculation Agent, as of the first Determination Date, as having an actual or interpolated maturity or maturities comparable to the remaining term of the Securities of this series being purchased by the Callholder.

     "Comparable Treasury Price" means, with respect to the Initial Coupon Reset
Date: (i) the offer prices for the Comparable Treasury Issues (expressed, in each case, as a percentage of its principal amount) at 12:00 noon, New York City time, on the first Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace "Telerate Page 500") or (ii) if such page (or any successor page) is not displayed or does not contain such offer prices on such Determination Date, the average of the Reference Treasury Dealer Quotations for such Determination Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or if the Calculation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

     "Coupon Reset Date(s)" means (1) May 15, 2003, assuming the Callholder has elected to purchase the Securities of this series and the Company has not elected to exercise its Floating Period Option, or (2) May 15, 2003 and the Floating Period Termination Date, if, in the case of the Floating Period Termination Date, the Company has elected to exercise its Floating Period Option.

     "Coupon Reset Rate" means the interest rate to be paid on the Securities of this series from and including each Coupon Reset Date.

     "Determination Date" means each of the Floating Rate Spread Determination Date or the Fixed Rate Determination Date.

     "Dollar Price" means, with respect to the Securities of this series and as determined by the Calculation Agent, (1) the principal amount of the Securities of this series, plus (2) the premium equal to the excess, if any, of (A) the present value, as of the Initial Coupon Reset Date, of the Remaining Scheduled Payments for such Securities of this series, discounted to the Initial Coupon Reset Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, over (B) the principal amount of the Securities of this series. The Dollar Price will be determined on the third Business Day prior to the Initial Coupon Reset Date.

     "Fixed Rate Bid" means an irrevocable offer to purchase the aggregate outstanding principal amount of the Securities of this series at the Dollar Price, but assuming: (i) a settlement date that is the Fixed Rate Coupon Reset Date applicable to such Securities of this series, without accrued interest;
(ii) a maturity date that is the tenth anniversary of the Fixed Rate Coupon Reset Date; (iii) a stated annual interest rate equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer; (iv) that the Securities of this series are callable by the Company pursuant to the make-whole redemption provisions described in the "Optional Termination" section in this Security; and (v) that the interest is payable semi-annually, with such interest payment dates to be determined.

     "Fixed Rate Coupon Reset Date" means May 15, 2003, assuming the Callholder has elected to purchase the Securities of this series and the Company has not elected to exercise its Floating Period Option, or the Floating Period Termination Date, if the Company has elected to exercise its Floating Period Option.

     "Fixed Rate Determination Date" means the third Business Day prior to the Fixed Rate Coupon Reset Date.

     "Floating Period Interest Rate" means the sum of the Reference Rate and the Floating Rate Spread.

     "Floating Period Notification Date" means the fourth Business Day prior to the Initial Coupon Reset Date.

     "Floating Period Option" means the Company's right, on any date after the Callholder elects to purchase the Securities of this series but prior to the fourth Business Day prior to the Initial Coupon Reset Date, to require the Callholder to remarket the Securities of this series at the Floating Period Interest Rate.

     "Floating Period Termination Date" means the earlier of May 15, 2004 or the date which otherwise would be the first Reference Rate Reset Date following the Floating Period Termination Notification Date.

     "Floating Period Termination Notification Date" means the date on which the Company gives notice to the Callholder and the Trustee of its election to terminate the Floating Rate Period which shall be at least four Business Days prior to the next Reference Rate Reset Date.

     "Floating Rate Bid" means an irrevocable offer to purchase the aggregate outstanding principal amount of the Securities of this series at the Dollar Price, but assuming: (i) a settlement date that is the Floating Rate Coupon Reset Date; (ii) a maturity date equal to the Floating Period Termination Date;
(iii) a stated annual interest rate equal to the Reference Rate (which will be adjusted monthly) plus the Floating Rate Spread; (iv) that interest will be payable each month on the Reference Rate Reset Date; (v) that the Securities of this series are subject to mandatory tender to, and purchase by, the Callholder at the Dollar Price on the Floating Period Termination Date; and (vi) that the Company will redeem the Securities of this series at the Dollar Price on the Floating Period Termination Date, if not previously purchased by the Callholder.

     "Floating Rate Coupon Reset Date" means May 15, 2003 in the event the Company has elected to exercise its Floating Period Option.

     "Floating Rate Interest Payment Date" means the Floating Period Termination Date and each Reference Rate Reset Date during the Floating Rate Period, except the first Reference Rate Reset Date.

     "Floating Rate Period" means the period from and including the Floating Rate Coupon Reset Date to but excluding the Floating Period Termination Date.

     "Floating Rate Reset Period" means the period from and including the first Reference Rate Reset Date, to but excluding the next following Reference Rate Reset Date, and thereafter the period from and including a Reference Rate Reset Date to but excluding the next following Reference Rate Reset Date; provided that the final Floating Rate Reset Period will run to but exclude the Floating Period Termination Date.

     "Floating Rate Spread" means the lowest Floating Rate Bid expressed as a spread (in the form of a percentage or in basis points) above the Reference Rate for the Securities of this series obtained by the Calculation Agent by 3:30 p.m., New York City time, on the Floating Rate Spread Determination Date, from the Floating Rate Bids quoted to the Calculation Agent by up to five Reference Money Market Dealers.

     "Floating Rate Spread Determination Date" means the third Business Day prior to the Floating Rate Coupon Reset Date.

     "Initial Coupon Reset Date" means May 15, 2003.

     "Interest Rate to Maturity" means the sum of the Base Rate and the Applicable Spread, which will be based on the Dollar Price of the Securities of this series.

     "London Business Day" means any day on which dealings in U.S. dollars are transacted in the London Inter-Bank Market.

     "Market Disruption Event" means any of the following in the reasonable judgment of the Calculation Agent and the Company: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either U.S. federal or New York State authorities; (iv) a material adverse change in the existing financial markets in the United States; (v) a new material outbreak or escalation of major hostilities involving the United States, or the declaration of a national emergency or war by the United States; or (vi) a material disruption of the U.S. government securities market, U.S. corporate bond market, or U.S. federal wire system.

     "Non-U.S. Holder" means a holder of Securities of this series that is not a U.S. Holder.

     "Optional Redemption Treasury Rate" means, with respect to any redemption date for the Securities of this series, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Optional Redemption Comparable Treasury Issue, assuming a price for the Optional Redemption Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Optional Redemption Comparable Treasury Price for such redemption date.

     "Optional Redemption Comparable Treasury Issue" means the United States Treasury security or securities selected by an Optional Redemption Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of Securities of this series.

     "Optional Redemption Independent Investment Banker" means one of the Optional Redemption Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     "Optional Redemption Comparable Treasury Price" means, with respect to any redemption date for the Securities of this series, (A) the average of the Optional Redemption Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Optional Redemption Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Optional Redemption Reference Treasury Dealer Quotations, the average of all such quotations.

     "Optional Redemption Reference Treasury Dealer Quotations" means, with respect to each Optional Redemption Reference Treasury Dealer and any redemption date for the Securities of this series, the average, as determined by the Trustee, of the bid and asked prices for the Optional Redemption Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Optional Redemption Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such redemption date.

     "Optional Redemption Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Warburg LLC, or their affiliates that are Primary Treasury Dealers, and their respective successors, and two other Primary Treasury Dealers selected by the Trustee; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

     "Post-Coupon Reset Redemption Date" means any date after the Fixed Rate Coupon Reset Date on which the Company elects to redeem the Securities of this series in whole or in part pursuant to the terms set forth herein.

     "Primary Treasury Dealer" means a primary U.S. Government securities dealer in The City of New York.

     "Put Option" means the obligation of the Trustee to put the Securities of this series to the Company for and on behalf of the Holders of such Securities as described under the heading "Put Option" herein.

     "Reference Corporate Dealer" means each of up to five leading dealers of publicly traded debt securities, including the Company's debt securities, which shall be selected by the Company and agreed to by the Callholder, such consent not to be unreasonably withheld. The Company will advise the Calculation Agent of its selection of Reference Corporate Dealers no later than five Business Days prior to the Fixed Rate Coupon Reset Date. One of the Reference Corporate Dealers the Company selects will be UBS Warburg LLC, if UBS AG, London Branch is then the Callholder.

     "Reference Money Market Dealer" means each of up to five leading dealers of publicly traded debt securities, including the Company's debt securities, which the Company shall select, who are also leading dealers in money market instruments, and agreed to by the Callholder, such consent not to be unreasonably withheld. The Company will advise the Calculation Agent of its selection of Reference Money Market Dealers no later than five Business Days prior to the Floating Rate Coupon Reset Date. One of the Reference Money Market Dealers the Company selects will be UBS Warburg LLC, if UBS AG, London Branch is then the Callholder.

     "Reference Rate" means the rate for each Floating Rate Reset Period which will be the rate for deposits in U.S. dollars for a period of one month which appears on Telerate Page 3750 (or any successor page) as of 11:00 a.m., London time, on the applicable Reference Rate Determination Date. If no rate appears on Telerate Page 3750 on the Reference Rate Determination Date, the Calculation Agent will request the principal London offices of four major reference banks in the London Inter-Bank Market, to provide the Calculation Agent, in the case of each such bank, with its offered quotation for deposits in U.S. dollars for the period of one month, commencing on the first day of the Floating Rate Reset Period, to prime banks in the London Inter-Bank Market at approximately 11:00 a.m., London time, on that Reference Rate Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then the Reference Rate will be the average of those quotations. If fewer than two quotations are provided, then the Reference Rate will be the average (rounded, if necessary, to the nearest one hundredth of a percent) of the rates quoted at approximately 11:00 a.m., New York City time, on the Reference Rate Determination Date by three major banks in New York City selected by the Calculation Agent for loans in U.S. dollars to leading European banks, having a one-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If the banks selected by the Calculation Agent are not providing quotations in the manner described in this paragraph, the rate for the Floating Rate Reset Period following the Reference Rate Determination Date will be the rate in effect on that Reference Rate Determination Date.

     "Reference Rate Determination Date" will be the second London Business Day preceding each Reference Rate Reset Date.

     "Reference Rate Reset Date" means May 15, 2003 and the fifteenth day of each month thereafter until, but excluding, the Floating Period Termination Date; provided, however, if such Reference Rate Reset Date is not a Business Day, the Reference Rate Reset Date will be postponed until the next following Business Day.

     "Reference Treasury Dealer" means each of up to five dealers to be selected by the Company, and their respective successors; provided that if any of the foregoing ceases to be, and has no affiliate that is, a primary U.S. Government securities dealer ("Primary Treasury Dealer"), the Company will substitute for it another Primary Treasury Dealer. One of the Reference Treasury Dealers the Company selects will be UBS Warburg LLC, if UBS AG, London Branch is then the Callholder.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Calculation Agent by such Reference Treasury Dealer, by 12:00 noon, New York City time, on the first Determination Date.

     "Remaining Scheduled Payments" means, with respect to the Securities of this series, the remaining scheduled payments of the principal and interest thereon, calculated at the Base Rate applicable to such Securities of this series, that would be due from but excluding the Initial Coupon Reset Date to and including the Maturity Date.

     "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets (or such other page as may replace "Telerate Page 500" on such service) or such other service displaying the offer prices for the Comparable Treasury Issues, as may replace Dow Jones Markets.

     "Telerate Page 3750" means the display page so designated on the Dow Jones Markets Limited (or such other page as may replace "Telerate Page 3750" on such service) or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollars deposits.

     "Treasury Rate" for the Securities of this series means, with respect to the Initial Coupon Reset Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues, assuming a price for the Comparable Treasury Issues (expressed as a percentage of their principal amounts) equal to the Comparable Treasury Price for such Initial Coupon Reset Date.

     "U.S. Holder" means a beneficial holder of the Securities of this series that is: (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or
(iv) a trust that (a) is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

                                ----------------

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assigns and transfers this Putable Asset Term Securities to:

        (Insert assignee's social security or tax identification number)

                    (Insert address and zip code of assignee)

and irrevocably appoints agent to transfer this Security on the Security Register. The agent may substitute another to act for him or her.

Date:
      --------------------------


                                          Signature:
                                                    ----------------------------


                                          Signature Guarantee:
                                                              ------------------

     (Sign exactly as your name appears on the other side of this Security)

                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                      APPENDIX B

                                                     [Date]

                                 Acknowledgment

American Electric Power Company, Inc.
1 Riverside Plaza
Columbus, Ohio 43215

Ladies and Gentlemen:

     Reference is made to the Indenture dated as of May 1, 2001, as supplemented by the Second Supplemental Indenture (the "Supplemental Indenture") dated as of May 1, 2001 (as supplemented, the "Indenture"), between American Electric Power Company, Inc., a New York corporation, and The Bank of New York, a New York banking corporation, as Trustee, in connection with the offering of $250,000,000 aggregate principal amount of 5.50% Putable Callable Notes, Series B, Putable Callable May 15, 2003. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Indenture.

     The undersigned hereby acknowledges the assignment of the Call Option by the Company pursuant to Section 4.02 of the Supplemental Indenture.

                                            Very truly yours,

                                            THE BANK OF NEW YORK, as Trustee


                                            By:
                                               ---------------------------------
                                                     Authorized Signatory

Agreed and Acknowledged:

UBS AG, London Branch, as Callholder


By:
   ---------------------------------------
     Name:
     Title:


By:
   ---------------------------------------
     Name:
     Title:
                                                                      APPENDIX C

                                                     [Date]

                                 Acknowledgment

American Electric Power Company, Inc.
1 Riverside Plaza
Columbus, Ohio 43215

The Bank of New York
101 Barclay Street
New York, New York 10286

Ladies and Gentlemen:

     Reference is made to the Indenture dated as of May 1, 2001, as supplemented by the Second Supplemental Indenture (the "Supplemental Indenture") dated as of May 1, 2001 (as supplemented, the "Indenture"), between American Electric Power Company, Inc., a New York corporation, and The Bank of New York, a New York banking corporation, as Trustee, in connection with the offering of $250,000,000 aggregate principal amount of 5.50% Putable Callable Notes, Series B, Putable Callable May 15, 2003. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Indenture.

     The undersigned hereby acknowledges its obligations as Calculation Agent under the Indenture pursuant to Section 4.03 of the Supplemental Indenture.

                                          Very truly yours,

                                          UBS Warburg LLC, as Calculation Agent


                                          By:
                                             -----------------------------------
                                               Name:
                                               Title:

                                                                      APPENDIX D

                                                     [Date]

                Form of Put Notice to be Delivered by the Trustee
                 To the Company Upon Exercise of the Put Option

American Electric Power Company, Inc.
1 Riverside Plaza
Columbus, Ohio 43215

Attention:  Treasurer

     The Bank of New York, as Trustee for American Electric Power Company, Inc.'s $250,000,000 aggregate principal amount of 5.50% Putable Callable Notes, Series B, Putable Callable May 15, 2003, issued under the Indenture dated as of May 1, 2001, as supplemented by a second supplemental indenture dated as of May 1, 2001 (the "Second Supplemental Indenture") hereby gives notice of the Put Option (as defined in the Second Supplemental Indenture) pursuant to Section 205 of the Second Supplemental Indenture.

                                                THE BANK OF NEW YORK, as Trustee


                                                By:
                                                   -----------------------------
                                                       Authorized Signatory